Exhibit 16.1 Letter from Eisner LLP pursuant to Item 304(a)(3) of Regulation
S-B.

                                                        Eisner LLP
                                                        Accountants and Advisors
Eisner
                                                        750 Third Avenue
                                                        New York, NY 10017-2703
                                                        Tel 212.949.8700
                                                        Fax 212.891.4100
                                                        www.eisnerllp.com

February 24, 2005

United States Securities & Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

To Whom It May Concern:

We have read the following paragraphs of Item 4.01 included in the Form 8-K filed February 24, 2005 of Nutra Pharma Corp. and we are in agreement with the statements contained in these paragraphs:
        o   (a)(1) (i) and (ii)
        o   (a)(1) (iv) (A)
        o   (a)(3)

We have no basis to agree or disagree with Item 4.01, paragraphs (a)(1)(iii) and
(a)(2).

Very truly yours,

/s/ Eisner LLP
    Eisner LLP